UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road
Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 12, 2005, StockerYale, Inc. (“StockerYale”) issued a Senior Promissory Note (the “Note”) to Eureka Interactive Fund Limited (“Eureka”) in the aggregate principal amount of $1,500,000. The outstanding principal under the Note accrues interest at the annual rate of 10%, and StockerYale must pay accrued interest on the Note monthly. The outstanding principal under the Note is due on September 12, 2005.

In connection with the issuance of the Note, on May 12, 2005, StockerYale issued a Common Stock Purchase Warrant (the “Warrant”) to Eureka to purchase 250,000 shares of common stock of StockerYale for a purchase price of $0.90 per share. The Warrant may be exercised at any time after the date of issuance until the fifth anniversary of the date of issuance.

The foregoing descriptions of the Note and Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Note and Warrant, which are filed as exhibits hereto and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a

Registrant.

Item 1.01 is hereby incorporated by reference into this item.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference into this item.

The Warrant was issued and sold in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as a sale by StockerYale not involving a public offering. No underwriters were involved with the issuance and sale of the Note and the Warrant.

Item 7.01.	Regulation FD Disclosure.

StockerYale hereby furnishes to the Securities and Exchange Commission the presentation to be delivered by Mark W. Blodgett, StockerYale’s President and Chief Executive Officer, to the AeA Micro Cap Conference on May 17, 2005, which is attached to this report as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: May 16, 2005	By:	/s/ Richard P. Lindsay
Richard P. Lindsay Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Senior Promissory Note, dated May 12, 2005, issued to Eureka Interactive Fund Limited.

99.2	Common Stock Purchase Warrant, dated May 12, 2005, issued to Eureka Interactive Fund Limited.

99.3	Presentation to AeA Micro Cap Conference – May 17, 2005.